Exhibit 99.1

Great Plains Holdings, Inc. exits LiL Marc business to focus on real estate operations and strategic investments.

Wildwood, FL January 8, 2015 – Great Plains Holdings, Inc. (OTCQB:GTPH) has announced  it will focus on its core business of acquiring and operating cash producing real estate and taking strategic interests in small to medium size businesses. To do this more effectively, it has discontinued the operations of its low-return legacy business of manufacturing, marketing and selling the LiL Marc, a plastic boys’ toilet-training product. LiL Marc had come under increased sales and margin pressure from a Chinese competitor.

We continue to add income producing properties to our portfolio and continue to evaluate future development projects and existing properties.  In addition, we are exploring other opportunities including our recently announced acquisition of an ownership and royalty interest in Bonjoe’s Gourmet Chips located in Ocala, Florida.

“This decision shows Great Plains commitment to their future plans and maximizing the company value.” – President Denis Espinoza

About Great Plains Holdings, Inc.

Great Plains Holdings is engaged in the acquisition and operation of commercial real estate, including, self-storage facilities, apartment buildings, manufactured 55+ housing communities, and other income-producing properties. In addition, we make strategic investments in small to medium sized businesses we believe are poised for significant future growth.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.